Exhibit 10.24

November 7, 2007
Dear Darrell,
Caneum, Inc. (“Caneum”) in conjunction with Execustaff HR, Inc. (“Execustaff”) is pleased to confirm the offer extended to join the company in the initial position of Vice President starting November 12, 2007, and continuing through January 18, 2008. Your full time starting salary for this initial position during this period will be $33,280 annually or $1,280 biweekly. In this position, you will report to Gary Allhusen.
This initial position will convert into that of Vice President, Accounts, on January 21, 2008. This is an exempt, full-time position for which your bi-weekly base salary will be $4,615, which is equivalent to an annual base salary of $120,000. Upon conversion, you will also receive a stock bonus of $36,677 on January 21, 2008.
You will be eligible to participate in any bonus plan(s) established by Caneum’s Board of Directors or compensation committee for employees of similar grade, position and title. In addition, you will be eligible for our commission program as outlined under separate cover. A base option grant will also be awarded as outlined under separate cover.
Through Execustaff, this position is eligible to participate in a comprehensive benefits program which includes medical, vision and dental insurance, life and long term disability coverages, a Section 125 Flexible Spending Account, a 401(k) Plan, accrued PTO leave, and paid holidays (provided that you meet the eligibility requirements of the plans and policies).
Execustaff acknowledges that any employee performing services for Caneum, Inc. is an employee of Caneum, Inc. for purposes of determining whether such employee is qualified to receive incentive stock options or any other stock based compensation pursuant to the code, applicable by law, and election of accounting treatment for same. Any stock agreement issued to you by Caneum, Inc. will be an agreement between you and Caneum, Inc. The agreement will be issued to you separately.
You will be employed by Caneum through Execustaff, a Professional Employer Organization providing human resources management. The first and last payment by the Company to you will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period.
As a condition of employment, you will be expected to abide by company rules and regulations, and you will be required to sign an Employee Confidentiality Agreement. You should also note that you will be required to show proof of citizenship, permanent residency in the U.S., or authorization to work in the U.S. when you begin work. Execustaff will require this documentation on your first day at work and it must be provided no later than three (3) business days.
Notwithstanding anything herein to the contrary, please understand your employment is “at will”, voluntarily entered into and is for no specific period. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its at-will employment relationship with you at any time, with or without cause, and with or without notice. This at-will relationship cannot be altered unless specifically set forth in writing and signed by both you and the Executive Vice President of Caneum.
In the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that all such disputes, including but not limited to, claims of harassment, discrimination and wrongful termination, shall be fully and finally resolved by neutral binding arbitration under the rules of the Judicial Arbitration and Mediation Services/Endispute in San Jose, California (hereafter “JAMS”). If the relationship between Execustaff and Caneum is terminated for any reason, I agree that Caneum will become solely responsible as my employer for all payroll, workers compensation and benefits, including severance and vacation pay, and I agree to seek same only from Caneum.
Darrell, we hope you agree that you have a great contribution to Caneum, Inc., and that you will find working here a rewarding experience. We look forward to a favorable reply and the opportunity of working with you to create a more successful company. As discussed, this offer is effective until the close of business on November 9, 2007 and contingent upon closing the placement of one consulting resource at an account(s) that you bring to Caneum.
Regards,
Gary Allhusen, Executive Vice President
Caneum, Inc.

Please specify acceptance or rejection of this offer by returning this form with your signature.
I agree to and accept the enclosed offer of employment with Caneum, Inc., through Execustaff conditioned upon Caneum’s application process and standard background check.
My start date will be                                          .

Type Employee Name	Date

Signature

I am rejecting the enclosed offer of employment for the following reason(s):

Name	Date

Signature
This employment relationship is a voluntary one and either you and/or Caneum, Inc. or Execustaff can terminate this relationship at any time with or without reason.

LISTS OF ACCEPTABLE DOCUMENTS

LIST A
Documents that Establish		LIST B		LIST C
Both Identity and		Documents that Establish		Documents that Establish
Employment Eligibility	OR	Identity	AND	Employment Eligibility

1.   Passport (unexpired or expired)

2.   Certificate of U.S. Citizenship (INS Form N-560 or N-561)

3.   Certificate of Naturalization (INS Form N-550 or N-570)

4.   Unexpired foreign passport, with I-551 stamp or attached INS Form I-94 indicating unexpired employment authorization

5.   Alien Registration Receipt Card with photograph
(INS Form I-151 or I-551)

6.   Unexpired Temporary Resident Card
(INS Form I-688)

7.   Unexpired Employment Authorization Card
(INS Form I-688A)

8.   Unexpired Reentry Permit
(INS Form I-327)

9.   Unexpired Refugee Travel Document (INS Form I-571)

10. Unexpired Employment Authorization Document issued by the INS which contains a photograph
(INS Form I-688B)

1.   Driver’s license or ID card issued by a state or outlying possession of the United States provided it contains a photograph or information such as name date of birth, sex, height, eye color, and address

2.   ID card issued by federal, state, or local government agencies or entities provided it contains a photograph or information such as name, date or birth, sex, height, eye color, and address

3.   School ID card with a photograph

4.   Voter’s registration card

5.   U.S. Military card or draft record

6.   Military dependent’s ID card

7.   U.S. Coast Guard Merchant Mariner Card

8.   Native American tribal document

9.   Driver’s license issued by a Canadian government authority

For persons under age 18 who are unable to present a document listed above:

10. School record or report card

11. Clinic, doctor, or hospital record

12. Day-care or nursery school record

1.   U.S. social security card issued by the Social Security Administration (other than a card stating it is not valid for employment)

2.   Certification of Birth Abroad issued by the Department of State (Form FS-545 or Form DS-1350)

3.   Original or certified copy of a birth certificate issued by a state, county, municipal authority or outlying possession of the United States bearing an official seal

4.   Native American tribal document

5.   U.S. Citizen ID card
(INS Form I-197)

6.   ID Card for use of Resident Citizen in the United States (INS Form I-179)

7.   Unexpired employment authorization document issued by the INS (other than those listed under List A)

Illustrations of many of these documents appear In Part 8 of the Handbook for Employers (M-274)
Form I-9 (Rev. 11-21-91) N

Attachment A — Stock Option and Performance Compensation Elements
Stock Options associated with Employee’s position as Director:
Upon execution of this Agreement, Employee will be granted 100,000 ISO options as a base option plan priced at 100% of the then fair market value of Caneum common stock, as determined by the Compensation Committee at the first regular meeting of the Board of Directors after the Employee’s date of hire. Vesting for the 100,000 ISO base options will conform to the following schedule: (1) Options will vest over a four year period with 12/48th vesting after the first year of employment and 1/48th vesting per month over the subsequent three-year period. Additionally, Employee will be granted 400,000 ISO options as an incentive plan priced at 100% of the then fair market value of Caneum common stock. Vesting for the 400,000 ISO performance options cited would follow the following formulaic schedule, 400,000 performance based vesting exclusively based on the adjusted gross margin that you help deliver to Caneum at the following rate: (1) “X” divided by $1,500,000 times 400,000 options, where “X” is the dollar amount of adjusted gross margin achieved by the Employee’s new book of business each quarter commencing on the Employee’s date of hire or (2) at the 4 year 6 month anniversary of Employee’s employment with Caneum.” The gross margin can be generated from any of Caneum’s lines of business.
The grant will be subject to the terms, definitions and provisions of Caneum’s 2002 Stock Option/Stock Issuances Plan (the “Option Plan”) which is incorporated herein by reference. In the event of a conflict between this Agreement and the Stock Option Agreement, this Agreement shall control.
Attachment B — Commission plan
Sales Commission: 13% of adjusted gross margin (AGM) billings for which you were directly involved. AGM is defined as the Gross Margin after adjustments for W2 (20%) and 1099 / Corp Load (2%).